Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Tampa, FL – April 7, 2021 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2020.

Highlights

●	Net income for the full year 2020 was $30.0 million, or $0.33 per diluted share, compared with $8.7 million, or $0.10 per diluted share for the full year 2019.

●	Net loss for the fourth quarter was $844 thousand, or $(0.01) per diluted share, compared with net income of $11.0 million, or $0.12 per diluted share, for the fourth quarter 2019.

●	Shipping revenues for the fourth quarter 2020 were $97.5 million, down 0.9% compared with the fourth quarter 2019. Shipping revenues for the full year 2020 were $418.7 million, up 17.8% compared with the full year 2019.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the fourth quarter 2020 were $86.1 million, down 8.2% compared with the fourth quarter 2019. TCE revenues for the full year 2020 were $375.9 million, up 12.2%, compared with the full year 2019.

●	Fourth quarter 2020 Adjusted EBITDA(B), a non-GAAP measure, was $20.5 million, down 39.1% from $33.7 million in the same period in 2019. Full year Adjusted EBITDA was $124.9 million, up 36.3%, from $91.6 million in the same period in 2019.

●	Total cash(C) was $69.8 million as of December 31, 2020.

●	In November 2020, the Company closed on a $49.2 million loan for a term of 7 years. OSG’s subsidiaries, OSG 205 LLC and OSG Courageous II LLC, obtained the loan to finance one new 204,000 barrel U.S. Flag oil and chemical ATB barge, the OSG 205, and to refinance the tug to which the barge is paired, the OSG Courageous. In December 2020, the Company took delivery of the barge. The ATB unit is operating in the Jones Act trade and has entered into a one-year time charter.

Sam Norton, President and CEO, stated, “The full year 2020 financial results reported today met our expectations and gave us confidence in realizing the full potential of OSG’s diverse mix of business assets. To have realized these results in the midst of a global pandemic is largely the work of OSG professionals whose dedication and commitment to a safe and virus free environment has enabled us to provide operational readiness of our vessels throughout the past year. The continuing effects of the pandemic will present more pronounced financial pressures in the short run, the result of an expiring book of time charters coming off at a time when global petroleum fuels demand remains muted. However, we consider the prospects for a vaccine enabled recovery in the second half of this year to be strong, and look forward to a resumption of the positive market trends witnessed in recent years.”

As reported by the Company in its Form 12b-25 filing made on March 17, 2021, due to the prolonged depressed market conditions that exist as a result of the COVID-19 pandemic’s direct impact on our business, we sought and obtained modifications to certain of our financial covenants in our vessel financing facilities.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Fourth Quarter 2020 Results

Shipping revenues were $97.5 million for the quarter, down 0.9% compared with the fourth quarter of 2019. TCE revenues for the fourth quarter of 2020 were $86.1 million, a decrease of $7.7 million, or 8.2%, compared with the fourth quarter of 2019, primarily due to (a) two fewer ATBs in our fleet, (b) a 74-day increase in scheduled drydocking, (c) a decrease in Delaware Bay lightering volumes and (d) a 232-day increase in lay-up days primarily due to two vessels placed in lay-up, a decision taken in light of the lack of demand due to COVID-19 economic impact. The decrease was offset by the addition to our fleet of three crude oil tankers, Alaskan Explorer, Alaskan Legend and Alaskan Navigator, which were purchased in March 2020, and two ATBs, OSG 204 and OSG Endurance and OSG 205 and OSG Courageous, which were delivered at the end of May 2020 and beginning of December 2020, respectively.

Operating income for the fourth quarter of 2020 was $2.2 million compared to operating income of $18.7 million in the fourth quarter of 2019.

Net loss for the fourth quarter was $844 thousand, or $(0.01) per diluted share, compared with net income of $11.0 million, or $0.12 per diluted share, for the fourth quarter 2019.

Adjusted EBITDA was $20.5 million for the quarter, a decrease of $13.2 million compared with the fourth quarter of 2019, driven primarily by the decrease in TCE revenues.

Full Year 2020 Results

Shipping revenues were $418.7 million for the full year 2020, up 17.8% compared with the full year 2019. TCE revenues for the full year 2020 were $375.9 million, an increase of $40.7 million, or 12.2%, compared with the full year 2019. The increase in shipping revenues and TCE revenues was primarily due to the addition to our fleet of two Marshall Islands flagged MR tankers, Overseas Gulf Coast and Overseas Sun Coast, which entered service during the fourth quarter of 2019, three crude oil tankers, Alaskan Explorer, Alaskan Legend and Alaskan Navigator, which were purchased in March 2020, and two ATBs, OSG 204 and OSG Endurance and OSG 205 and OSG Courageous, which were delivered at the end of May 2020 and beginning of December 2020, respectively. The increase was offset by (a) two fewer ATBs in our fleet, (b) a 322-day increase in scheduled drydocking, (c) a decrease in Delaware Bay lightering volumes and (d) a 160-day increase in lay-up days primarily due to one vessel that was redelivered from time charter during the third quarter of 2020 and placed in lay-up, a decision taken in light of the lack of demand due to COVID-19 economic impact.

Operating income for the full year 2020 was $58.6 million compared to operating income of $33.4 million for the full year 2019.

Net income for the full year 2020 was $33.0 million, or $0.33 per diluted share, compared with net income of $8.7 million, or $0.10 per diluted share, for the full year 2019.

Adjusted EBITDA was $124.9 million for the full year 2020, an increase of $33.3 million compared with the full year 2019.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2020 results at 9:30 a.m. Eastern Time (“ET”) on Wednesday, April 7, 2021.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available starting at 11:30 a.m. ET on Wednesday, April 7, 2021 through 10:59 p.m. ET on Wednesday, April 21, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10153746.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATB, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce, and many aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	$80,427	$75,064	$344,512	$263,683
Voyage charter revenues	17,119	23,361	74,180	91,864
	97,546	98,425	418,692	355,547
Operating Expenses:
Voyage expenses	11,448	4,652	42,813	20,414
Vessel expenses	39,009	35,657	159,466	134,618
Charter hire expenses	22,861	22,630	90,608	90,359
Depreciation and amortization	15,024	13,662	58,513	52,499
General and administrative	6,957	6,482	26,869	23,399
Bad debt expense	—	—	—	4,300
Loss on disposal of vessels and other property, including impairments, net	24	19	982	106
Total operating expenses	95,323	83,102	379,251	325,695
Income from vessel operations	2,223	15,323	39,441	29,852
Equity in income of affiliated companies	—	3,328	—	3,552
Gain on termination of pre-existing arrangement	—	—	19,172	—
Operating income	2,223	18,651	58,613	33,404
Other income, net	1,808	448	1,621	1,440
Income before interest expense and income taxes	4,031	19,099	60,234	34,844
Interest expense, net	(5,902)	(6,509)	(24,045)	(25,633)
(Loss)/income before income taxes	(1,871)	12,590	36,189	9,211
Income tax benefit/(expense)	1,027	(1,611)	(6,185)	(536)
Net (loss)/income	$(844)	$10,979	$30,004	$8,675

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	90,004,773	89,375,508	89,794,392	89,251,818
Diluted - Class A	90,004,773	89,954,079	90,838,262	89,658,938

Per Share Amounts from Continuing Operations:
Basic and diluted net (loss)/income – Class A	$(0.01)	$0.12	$0.33	$0.10

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Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$69,697	$41,503
Restricted cash	49	60
Voyage receivables, including unbilled of $6,740 and $5,611, net of reserve for doubtful accounts	13,123	9,247
Income tax recoverable	387	1,192
Other receivables	1,817	3,037
Prepaid expenses	1,310	1,292
Inventories and other current assets	2,293	1,178
Total Current Assets	88,676	57,509
Vessels and other property, less accumulated depreciation and amortization	832,174	737,212
Deferred drydock expenditures, net	43,134	23,734
Total Vessels, Deferred Drydock and Other Property	875,308	760,946
Restricted cash	73	114
Investments in and advances to affiliated companies	—	3,599
Intangible assets, less accumulated amortization	27,217	31,817
Operating lease right-of-use assets	215,817	286,469
Other assets	24,646	35,013
Total Assets	$1,231,737	$1,175,467

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$48,089	$35,876
Current installments of long-term debt	38,922	31,512
Current portion of operating lease liabilities	90,613	90,145
Current portion of finance lease liabilities	4,000	4,011
Total Current Liabilities	181,624	161,544
Reserve for uncertain tax positions	189	864
Long-term debt, net	390,198	336,535
Deferred income taxes, net	80,992	72,833
Noncurrent operating lease liabilities	147,154	219,501
Noncurrent finance lease liabilities	21,360	23,548
Other liabilities	30,409	19,097
Total Liabilities	851,926	833,922

Commitments and contingencies (Note 18)

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 86,365,422 and 85,713,610 shares issued and outstanding)	864	857
Paid-in additional capital	592,564	590,436
Accumulated deficit	(213,335)	(243,339)
	380,093	347,954
Accumulated other comprehensive loss	(282)	(6,409)
Total Equity	379,811	341,545
Total Liabilities and Equity	$1,231,737	$1,175,467

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Consolidated Statements of Cash Flows

	Years Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net income	$30,004	$8,675
Items included in net income not affecting cash flows:
Depreciation and amortization	58,513	52,499
Bad debt expense	—	4,300
Gain on termination of pre-existing arrangement	(19,172)	—
Amortization of debt discount and other deferred financing costs	2,286	1,965
Compensation relating to restricted stock, stock unit and stock option grants	2,333	1,662
Deferred income tax expense/(benefit)	6,298	(991)
Interest on finance lease liabilities	1,973	1,462
Non-cash operating lease expense	91,696	90,922
Distributed/(undistributed) earnings of affiliated companies	3,562	(14)
Items included in net income related to investing and financing activities:
Loss on extinguishment and prepayments of debt, net	793	72
Loss on disposal of vessels and other property, including impairments, net	982	106
Payments for drydocking	(30,732)	(12,278)
Changes in operating assets and liabilities:
Operating lease liabilities	(92,753)	(83,608)
(Increase)/decrease in receivables	(3,876)	2,549
Increase/(decrease) in income tax receivable	6,133	(601)
(Decrease)/increase in deferred revenue	(2,903)	4,848
Net change in other operating assets and liabilities	(2,469)	1,881
Net cash provided by operating activities	52,668	73,449
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	(16,973)	—
Expenditures for vessels and vessel improvements	(62,586)	(118,055)
Proceeds from disposal of vessels and other property	1,407	3,404
Expenditures for other property	—	(4,459)
Deposit for vessel purchases	—	(10,800)
Net cash used in investing activities	(78,152)	(129,910)
Cash Flows from Financing Activities:
Extinguishment of debt and prepayments	(41,021)	(3,271)
Issuance of debt, net of issuance and deferred financing costs	143,949	47,824
Payments on debt	(44,933)	(23,866)
Tax withholding on share-based awards	(197)	(294)
Payments on principal portion of finance lease liabilities	(4,172)	(2,896)
Net cash provided by financing activities	53,626	17,497
Net increase/(decrease) in cash, cash equivalents and restricted cash	28,142	(38,964)
Cash, cash equivalents and restricted cash at beginning of year	41,677	80,641
Cash, cash equivalents and restricted cash at end of year	$69,819	$41,677

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2020 and the comparable periods of 2019. Revenue days in the quarter ended December 31, 2020 totaled 1,756 compared with 1,887 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2020 totaled 7,639 compared with 7,215 in the prior year. A summary fleet list by vessel class can be found later in this press release.

For the three months ended December 31,	2020		2019
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$1,712	$62,935	$45,640	$59,832
Revenue days	111	828	92	1,102
Non-Jones Act Handysize Product Carriers:
Average rate	$34,076	$11,093	$39,904	$16,114
Revenue days	205	162	179	175
ATBs:
Average rate	$—	$30,056	$20,666	$24,150
Revenue days	—	116	66	89
Lightering:
Average rate	$75,162	$—	$55,056	$—
Revenue days	89	—	184	—
Alaska (a):
Average rate	$—	$58,987	$—	$—
Revenue days	—	245	—	—

For the years ended December 31,	2020		2019
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$24,568	$61,411	$25,036	$57,910
Revenue days	359	3,889	523	4,052
Non-Jones Act Handysize Product Carriers:
Average rate	$30,582	$15,213	$30,671	$13,912
Revenue days	699	710	482	417
ATBs:
Average rate	$16,987	$28,536	$19,117	$21,861
Revenue days	277	291	255	773
Lightering:
Average rate	$56,003	$61,012	$63,162	$—
Revenue days	476	87	713	—
Alaska (a):
Average rate	$—	$58,742	$—	$—
Revenue days	—	851	—	—

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of December 31, 2020, OSG’s operating fleet consisted of 25 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at December 31, 2020
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	6	11	17	810,825
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	13	12	25	1,728,313

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2020	2019	2020	2019
TCE revenues	$86,098	$93,773	$375,879	$335,133
Add: Voyage Expenses	11,448	4,652	42,813	20,414
Shipping revenues	$97,546	$98,425	$418,692	$355,547

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2020	2019	2020	2019
Niche market activities	$18,313	$24,658	$79,826	$88,438
Jones Act handysize tankers	(2,464)	9,385	15,670	12,902
ATBs	1,335	1,443	4,658	8,816
Alaska crude oil tankers	7,044	—	25,651	—
Vessel operating contribution	24,228	35,486	125,805	110,156
Depreciation and amortization	15,024	13,662	58,513	52,499
General and administrative	6,957	6,482	26,869	23,399
Bad debt expense	—	—	—	4,300
Loss on disposal of vessels and other property, including impairments, net	24	19	982	106
Income from vessel operations	$2,223	$15,323	$39,441	$29,852

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2020	2019	2020	2019
Net (loss)/income	$(844)	$10,979	$30,004	$8,675
Income tax (benefit)/expense	(1,027)	1,611	6,185	536
Interest expense	5,902	6,509	24,045	25,633
Depreciation and amortization	15,024	13,662	58,513	52,499
EBITDA	19,055	32,761	118,747	87,343
Amortization classified in charter hire expenses	143	96	570	873
Interest expense classified in charter hire expenses	360	390	1,477	1,592
Loss on disposal of vessels and other property, including impairments, net	24	19	982	106
Non-cash stock based compensation expense	646	450	2,332	1,662
Loss on extinguishment of debt, net	290	—	793	72
Adjusted EBITDA	$20,518	$33,716	$124,901	$91,648

(C) Total Cash

($ in thousands)	December 31, 2020	December 31, 2019
Cash and cash equivalents	$69,697	$41,503
Restricted cash - current	49	60
Restricted cash – non-current	73	114
Total Cash	$69,819	$41,677

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